UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 29, 2012 (May 24, 2012)

WAYNE SAVINGS BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23433	31-1557791
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

151 N. Market St., Wooster, Ohio		44691
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(330) 264-5767

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 24, 2012, Wayne Savings Bancshares, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, there were present in person or by proxy 2,286,706 shares of the Company’s common stock, representing 76% of the total outstanding shares entitled to vote. At the Annual Meeting, the Company’s stockholders (i) elected each of the three persons listed below under Proposal 1 to serve as director of the Company for a term that will continue until the 2015 annual meeting of stockholders; and (ii) ratified the appointment of BKD LLP as the Company’s independent registered public accounting firm for the fiscal period ending December 31, 2012.  Each of the foregoing proposals was set forth and described in the proxy statement of the Company dated April 23, 2012.  The following tables summarize the results of the voting by the Company’s stockholders.

Proposal 1: To elect three (3) directors to serve until the 2015 annual meeting of stockholders.

Nominee	For	Withheld	Broker Non-Votes
David L. Lehman	1,638,487	43,686	604,533
Glenn W. Miller	1,655,077	27,095	604,533
Rod C. Steiger	1,639,690	42,482	604,533

Proposal 2: To ratify the appointment of BKD LLP as the Company’s independent registered public accounting firm for the fiscal period ending December 31, 2012.

Number of Votes:
For	Against	Broker Non-Votes	Abstain
2,262,681	12,362	0	10,957

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYNE SAVINGS BANCSHARES, INC.

DATE: May 29, 2012	By:	/s/ H. Stewart Fitz Gibbon III
H. Stewart Fitz Gibbon III
Executive Vice President
Chief Operating Officer
Chief Risk Officer
Secretary and Treasurer